EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Interchange Corporation
      We consent to the incorporation by reference in the Registration Statement of Interchange Corporation on Form S-8 (No. 333-120638) of our report dated February 18, 2005, except for Note 14 as to which the date is February 28, 2005, appearing in the Annual Report on Form 10-KSB of Interchange Corporation for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus which is part of the Registration Statement.

/s/ HASKELL & WHITE LLP
Irvine, California
March 8, 2005